UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015 (May 7, 2015)

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

EXPLANATORY NOTE

We are filing this Amendment No. 1 on Form 8-K/A to amend the Report on Form 8-K filed by inContact, Inc. on May 7, 2015, for the purpose of correcting an error made in the Reconciliation of Consolidated and Software Segment Gross Profit and Margin to Consolidated Gross Profit and Margin Before Deducting for Depreciation and Amortization and Stock-Based Compensation, as Presented in Segment Reporting for inContact, Inc. presented in Exhibit 99.1. Changes were made to the Depreciation and amortization and Stock-based compensation amounts and corresponding percentages for the quarter ended March 31, 2015. The Consolidated and Software Segment Depreciation and amortization were reported as $3,213,000 and $3,104,000 and have been amended to $4,549,000 and $4,440,000, respectively. The Stock-based compensation amounts were reported as $1,603,000 and $1,598,000 and have been amended to $267,000 and $262,000, respectively.

Changes were made to the corresponding Depreciation and amortization and Stock-based compensation percentages for the quarter ended March 31, 2015. The Consolidated and Software Segment Depreciation and amortization percentages were reported as 7% and 9% and have been amended to 9% and 13%, respectively. The Stock-based compensation percentages were reported as 3% and 5% and have been amended to 1% and 1%, respectively.

The error occurred as a result of incorrectly aggregating certain amortization amounts into the stock-based compensation amounts. No other changes have been made to the Form 8-K filed by inContact, Inc. on May 7, 2015.

Item 2.02	Results of Operations and Financial Condition

On May 7, 2015, inContact, Inc. issued a press release entitled “inContact Reports First Quarter 2015 Financial Results,” reporting unaudited condensed consolidated balance sheet information as of March 31, 2015, and unaudited condensed consolidated results of operations for the three months ended March 31, 2015. A copy of the press release is attached as an exhibit.

Item 9.01	Financial Statements and Exhibits

Exhibits

Attached to this report as Exhibit 99.1 is the release entitled “inContact Reports First Quarter 2015 Financial Results,” dated May 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: May 8, 2015	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer